Exhibit 10.23

WALKER & DUNLOP, INC.

2010 EQUITY INCENTIVE PLAN

MANAGEMENT DEFERRED STOCK UNIT PURCHASE MATCHING PROGRAM

RESTRICTED STOCK UNIT AGREEMENT

Walker & Dunlop, Inc., a Maryland corporation (the “Company”), hereby grants restricted stock units relating to shares of its common stock, par value $0.01 per share (the “Stock”) to the Participant named below, subject to the vesting conditions set forth below. Additional terms and conditions of the grant are set forth on this cover sheet and in the attached Restricted Stock Unit Agreement (together, the “Agreement”), the Company’s Management Deferred Stock Unit Purchase Matching Program (as amended from time to time, the “Matching Program”) and the Company’s 2010 Equity Incentive Plan (as amended from time to time, the “2010 Plan”).

Participant Name:

Number of Restricted Stock Units Granted:

Grant Date:

Vesting Schedule: The Restricted Stock Units vest in full on March 15,       , subject to the Participant’s continued Service from the Grant Date through the vesting date. Notwithstanding the foregoing, the Restricted Stock Units are subject to vesting acceleration in accordance with Section 4(b) of the Matching Program.

By your signature below, you agree to all of the terms and conditions described in the Agreement, and in the Matching Program and the 2010 Plan, copies of which will be provided on request. You acknowledge that you have carefully reviewed the Matching Program and the 2010 Plan, and agree that the Matching Program and the 2010 Plan, as applicable, will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Participant:		Date:
(Signature)

Company:		Date:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

 WALKER & DUNLOP, INC.

2010 EQUITY INCENTIVE PLAN

MANAGEMENT DEFERRED STOCK UNIT PURCHASE MATCHING PROGRAM

RESTRICTED STOCK UNIT AGREEMENT

Restricted Stock Units

This Agreement evidences an award of restricted stock units in the number set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement, the Matching Program and the 2010 Plan (the “Restricted Stock Units”).

Restricted Stock Unit Transferability

Your Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Stock Units be made subject to execution, attachment or similar process. If you attempt to do any of these things, you will immediately forfeit your Restricted Stock Units.

Vesting

Your Restricted Stock Units will vest in accordance with the vesting schedule set forth on the cover sheet of this Agreement. Notwithstanding the foregoing, you will forfeit to the Company all of the unvested Restricted Stock Units on the date of your termination of Service.

Delivery

Subject to Section 4(d) of the Matching Program, including without limitation any delay required by that section for “specified employees” within the meaning of Section 409A, delivery of the shares of Stock represented by your vested Restricted Stock Units will be made on March 15, 2017 in accordance with your deferral election under the Matching Program and the Company’s Management Deferred Stock Unit Purchase Plan (the “Deferral Election”), which is attached to this Agreement as Exhibit A.

Evidence of Issuance

The issuance of the shares of Stock with respect to the Restricted Stock Units will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration or issuance of one or more share certificates.

Withholding

In the event that the Company or an Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant of Restricted Stock Units, or the issuance of shares of Stock with respect to this grant, the Company or an Affiliate will have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any kind otherwise due to you, (iii) permit or require you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares of Stock to be delivered in connection with the Restricted Stock Units to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or an Affiliate, or (iv) withhold the delivery of vested shares of Stock otherwise deliverable under this Agreement to meet such obligations; provided that the shares of Stock so withheld will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by applicable law.

Notice and Non-Solicitation

The following notice and non-solicitation provisions will apply to you unless you have entered into an applicable employment agreement with the Company or any Affiliate that has more restrictive notice and non-solicitation provisions (in which case, the more restrictive provisions in such employment agreement will apply).

You agree as a condition of this grant that in the event you decide to leave the Company or an Affiliate for any reason, you will provide the Company or the Affiliate with 30 days’ prior notice of your departure (during which period, in the Company’s or its Affiliate’s sole discretion, you may be placed on paid leave) and you will not commence employment with anyone else during that period. For a period of 90 days following the termination of your employment for any reason, you will not directly or indirectly solicit any employees of the Company or its Affiliates for employment, or encourage any employee to leave the Company or an Affiliate.

Retention Rights

This Agreement and the grant of Restricted Stock Units evidenced by this Agreement do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or any Affiliate, as applicable, and you, the Company or any Affiliate, as applicable, reserves the right to terminate your service with the Company or an Affiliate at any time and for any reason.

Stockholder Rights

You do not have any of the rights of a stockholder with respect to the Restricted Stock Units unless and until the Stock relating to the Restricted Stock Units has been delivered to you. You will, however, be entitled to receive, upon the Company’s payment of a cash dividend on outstanding Stock, a dividend equivalent in restricted stock units for each Restricted Stock Unit that you hold as of the record date for such dividend equal to the per-share dividend paid on the Stock. The dividend equivalents will be governed by your Deferral Election.

Clawback

The Restricted Stock Units are subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and you are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or were grossly negligent in failing to prevent the misconduct, you will reimburse the Company the amount of any payment in settlement of the Restricted Stock Units earned or accrued during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Matching Program and the 2010 Plan

The text of the Matching Program and the 2010 Plan is incorporated into this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Matching Program or the 2010 Plan, and have the meaning set forth in the Matching Program or the 2010 Plan, as applicable.

This Agreement, the Matching Program and the 2010 Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy

To administer the Matching Program and the 2010 Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes to such information, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Matching Program and the 2010 Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Disclaimer of Rights

The grant of Restricted Stock Units under this Agreement will in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to you. You will have no rights under this Agreement, the Matching Program or the 2010 Plan other than those of a general unsecured creditor of the Company. Restricted Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the Matching Program, the 2010 Plan and this Agreement.

Code Section 409A

The grant of Restricted Stock Units under this Agreement is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Section 409A. Notwithstanding anything to the contrary in the Purchase Plan or this Agreement, neither the Company, its Affiliates, the Board nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A and neither the Company, its Affiliates, the Board nor the Committee will have any liability to you for such tax or penalty.

By signing this Agreement, you agree to all of the terms and conditions described above, in the Matching Program and in the 2010 Plan.

Exhibit A

[attach Deferral Election Agreement]